SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2010

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 245008, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 11, 2010, the Board of Directors (the “Board”) of A. O. Smith Corporation (the “Company”) voted to increase the size of the Board from ten to eleven persons and to elect Mathias F. Sandoval as a Class A Common Stock director of A. O. Smith Corporation. Mr. Sandoval will serve as a director with a term expiring at the Company’s 2011 Annual Meeting of Stockholders.

At the time of Mr. Sandoval’s election he was not appointed to any committee of the Board, and there was no expectation concerning any such appointment.

In connection with his election to the Board, Mr. Sandoval will receive a pro rata portion of the current $35,000 annual retainer which is paid quarterly and a pro rata portion of the $90,000 annual stock grant that the Company pays to non-employee directors. More specifically, Mr. Sandoval will receive $8,750 as his quarterly director retainer and common stock valued at $45,000 based on the price on October 11, 2010. In addition, Mr. Sandoval will be paid $1,500 for director orientation.

The Company issued a news release on October 11, 2010, announcing the election of Mathias F. Sandoval. A copy of the Company’s news release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is being filed herewith:

99.1	News Release of A. O. Smith Corporation dated October 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: October 12, 2010	By:	/S/ JAMES F. STERN
James F. Stern
Executive Vice President, General Counsel and Secretary

A. O. SMITH CORPORATION

Exhibit Index to Current Report on Form 8-K Dated October 11, 2010.

Exhibit Number	Description

99.1	News Release of A. O. Smith Corporation dated October 11, 2010.

4